Exhibit 10.2
FORM OF
CORRECTIONS CORPORATION OF AMERICA
RESTRICTED STOCK AGREEMENT
(Directors)
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of ______, 20__ (the “Grant Date”), between Corrections Corporation of America, a Maryland corporation (the “Company”), and ____________ (the “Recipient”).
     WHEREAS, the Company has adopted the Corrections Corporation of America Amended and Restated 2008 Stock Incentive Plan (the “Plan”), which permits the issuance of restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and
     WHEREAS, pursuant to the Plan, the Committee responsible for administering the Plan has granted an award of restricted shares to the Recipient as provided herein.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. Except as provided in this Agreement, or unless the context otherwise requires, the terms used herein shall have the same meaning as in the Plan.
     2. Award of Restricted Shares.
          (a) The Company hereby grants to the Recipient an award (the “Award”) of ______ restricted shares of Common Stock (the “Shares” or the “Restricted Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
          (b) The Recipient’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Sections 3 and 4 hereof.
     3. Terms and Rights as a Stockholder.
          (a) Except as provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, the Shares shall vest in accordance with Schedule A attached hereto and made a part hereof, provided that Recipient is a director of the Company at all times following the Grant Date and prior to and on the Vesting Dates (the “Vesting Period”). If at any time during the Vesting Period, the Recipient ceases to be a director of the Company for any reason other than as a result of the death or Disability of the Recipient, all of the unvested Shares held by the Recipient shall immediately and automatically be forfeited to the Company without monetary consideration and shall be automatically canceled and retired. If (i) Recipient shall die while serving as a director of the Company, (ii) Recipient’s service as a director of the Company shall terminate by reason of Disability, or (iii) there occurs a Change in Control, then in any such case all Shares shall become immediately vested and nonforfeitable.

          (b) The Recipient shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions:
               (i) the Recipient shall not be entitled to the removal of the restricted legends or restricted account notices or to delivery of the stock certificate (if any) for any Shares until the expiration of the Vesting Period as to such Shares and the fulfillment of any other restrictive conditions set forth herein; and
               (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Vesting Period as to such Shares and until the fulfillment of any other restrictive conditions set forth herein.
           (c) Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.
     4. Termination of Restrictions. Following the termination of the Vesting Period, and provided that all other restrictive conditions set forth herein have been met, all restrictions set forth in this Agreement or in the Plan relating to the Restricted Shares shall lapse and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend, shall, upon request, be delivered to the Recipient or the Recipient’s legal representative, as the case may be, pursuant to the terms of this Agreement (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Recipient in book-entry form).
     5. Delivery of Shares.
          (a) As of the date hereof, certificates representing the Restricted Shares may be registered in the name of the Recipient and held by the Company or transferred to a custodian appointed by the Company for the account of the Recipient subject to the terms and conditions of the Plan and shall remain in the custody of the Company or such custodian until their delivery to the Recipient or Recipient’s legal representative as set forth in Sections 5(b) and (c) hereof or their forfeiture or reversion to the Company as set forth in Section 3(a) hereof. The Committee may, in its discretion, provide that Recipient’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e. a computerized or manual entry) in the records of the Company or its designated agent in accordance with and subject to the applicable provisions of the Plan.
          (b) If certificates shall have been issued as permitted in Section 5(a) above, the certificates representing Restricted Shares in respect of which the Vesting Period has lapsed pursuant to this Agreement shall be delivered to the Recipient upon request following the date on which the restrictions on such Restricted Shares lapse.

          (c) If certificates shall have been issued as permitted in Section 5(a) above, the certificates representing Restricted Shares in respect of which the Vesting Period lapsed upon the Recipient’s death shall be delivered to the executors or administrators of the Recipient’s estate as soon as practicable following the receipt of proof of the Recipient’s death satisfactory to the Company.
          (d) Any certificate representing Restricted Shares shall bear (and confirmation and account statements sent to a Recipient with respect to book-entry Shares may bear) a legend in substantially the following form or substance:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITES ACT OF 1933 AND UNDER APPLICABLE BLUE SKY LAW OR UNLESS SUCH SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION THEREUNDER.
THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE CORRECTIONS CORPORATION OF AMERICA AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN (THE “PLAN”) AND THE RESTRICTED STOCK AGREEMENT (THE “AGREEMENT”) BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED HEREBY AND CORRECTIONS CORPORATION OF AMERICA (THE “COMPANY”). THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT AND ALL OTHER APPLICABLE POLICIES AND PROCEDURES OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE COMPANY.
          (e) The Recipient acknowledges that the Company is under no obligation to register (or maintain the registration of) the Shares or to comply with any exemption available for sale of the Shares without registration. The company is under no obligation to act in any manner so as to make Rule 144 promulgated under the Securities Act of 1933 available with respect to sales of the Shares.
     6. Effect of Lapse of Restrictions. To the extent that the Vesting Period applicable to any Restricted Shares shall have lapsed, the Recipient may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the Plan and this Agreement upon compliance with applicable legal requirements.
     7. No Right to Continued Service. This Agreement shall not be construed as giving Recipient the right to continue to serve as a director of the Company, and the Company may at any time dismiss Recipient from service as a director, free from any liability or any claim under the Plan.

     8. Adjustments. The Committee may make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (and shall make adjustments for the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in accordance with the Plan whenever the Committee determines that such events affect the Shares. Any such adjustments shall be effected in a manner that precludes the material enlargement of rights and benefits under this Award.
     9. Amendment to Award. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Recipient or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Recipient, holder or beneficiary affected.
     10. Plan Governs. The Recipient hereby acknowledges receipt of (or electronic link to) a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
     11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.
     12. Notices. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of such recipient. Any party may designate any other address to which notices shall be sent by giving notice of such address to the other parties in the same manner provided herein.
     13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles thereof; provided, however, the Shares may not be sold except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

     14. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any heirs, legal representatives, successors and permitted assigns of the parties.
     15. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Recipient and the Company for all purposes.
     16. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures for purposes of this Agreement.
     17. Violation. Any transfer, pledge, sale, assignment or hypothecation of the Shares except in accordance with this Agreement shall be a violation of the terms hereof and shall be void and without effect.
     18. Headings. Section headings used herein are for convenience of reference only and shall not be considered in interpreting this Agreement.
     19. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed effective as of the day and year first above written.

CORRECTIONS CORPORATION OF AMERICA
By:
Title:

RECIPIENT:
Signature:

Name
(printed):

Schedule A
Vesting
The Shares shall vest in full on the date that is one year after the Grant Date.